Exhibit 10.16

NEWELL BRANDS

EMPLOYEE SAVINGS PLAN

AMENDMENT NO. 1

THIS AMENDMENT NO. 1 is made by Newell Operating Company, a Delaware corporation (“NOC”) to the Newell Brands Employee Savings Plan, as Amended and Restated Effective as of January 1, 2018 (the “Plan”).

W I T N E S S E T H:

WHEREAS, NOC maintains the Plan for the exclusive benefit of eligible employees of NOC and of certain of its participating affiliates who are paid on a United States payroll; and

WHEREAS, under Section 14.1 of the Plan, the Plan may be amended by resolution or written instrument approved by the Board of Directors of NOC (the “Board”); and

WHEREAS, the Board wishes to amend the Plan to update the definition of “Participating Employer” and grant the NOC U.S. Benefits Administration Committee additional authority to permit Related Employers (or business units thereof) to continue participation under the Plan as Participating Employers following a sale during a transition services period.

NOW, THEREFORE, effective as of May 14, 2018, the Board hereby amends the Plan as follows:

1. Section 1.39 shall be deleted and the following inserted in lieu thereof:

1.39 “Participating Employer” means the Company and each Related Employer which, with the permission of, and subject to any conditions imposed by, the Company, adopts this Plan. The Company shall act as the agent of each Participating Employer for all purposes of administration of the Plan. An entity shall cease to be a Participating Employer upon the first of the following to occur:

(a) the entity withdraws as a Participating Employer by submitting to the Company a written instrument duly authorized by its board of directors or other governing body, with a prospective withdrawal date,

(b) the entity ceases to be a Related Employer on account of the sale of its issued and outstanding stock (or such other ownership interest of such entity), provided that such entity shall, subject to the prior written approval of the BAC, remain a Participating Employer pursuant to the terms of a written transition services agreement or like agreement, entered into by the Company or affiliate and the buyer (or buyers) of such stock (or such other ownership interest of such entity); provided, that the BAC shall be authorized to impose such terms, conditions and limitations on such transitional participation as the BAC shall determine, in its sole discretion, to be necessary, appropriate or desirable to assure the continued compliance of the Plan with the requirements of the Code and ERISA, or

(c) the Company terminates the participation of such entity, effective as of such date as shall be established by the Company.

2. Section 14.1 shall be deleted and the following inserted in lieu thereof:

14.1 Amendment of Plan.

(a) The Company shall have the right to amend the Plan at any time and from time to time by resolution or written instrument approved by the Board; provided, however, that no amendment shall have the effect of: (i) directly or indirectly divesting the interest of any Participant or any other person in his vested Account; or (ii) causing any part of the Plan assets to be used for any purpose other than for the exclusive benefit of the Participants and Beneficiaries, or defraying reasonable expenses of the Plan.

(b) The BAC shall have the authority, acting in the name of, and on behalf of the Company, to adopt such further amendments to the Plan in connection with the sale of the stock (or other ownership interest) in, or the sale of any business unit of, any Related Employer, as the BAC, in its sole discretion, determines to be necessary or desirable to effect the terms of any written transition services agreement, like agreement or sale agreement (including, but not limited to, amendments relating to post-sale participation in the Plan), subject to maintaining the compliance of the Plan with the applicable requirements of the Code and ERISA.

IN WITNESS WHEREOF, NOC has caused this Amendment No. 1 to the Plan to be executed by its duly authorized representative.

Newell Operating Company

Dated: July 2, 2018	By:	/s/ Elizabeth Moore

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